As filed with the Securities and Exchange Commission on April 20, 2015

Registration No. 333-202826

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AV HOMES, INC.

(Exact name of registrant as specified in its charter)

AND

The Other Registrants Named in the Table of Additional Registrants Below

Delaware	1531	23-1739078
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
8601 N. Scottsdale Rd., Suite 225 Scottsdale, Arizona 85253 (480) 214-7400 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

S. Gary Shullaw

Executive Vice President and General Counsel

8601 N. Scottsdale Rd., Suite 225

Scottsdale, Arizona 85253

(480) 214-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael K. Coddington

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

(612) 766-7000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per note(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
8.500% Senior Notes due 2019	$200,000,000	100% of Principal Amount	$200,000,000	$23,240(2)
Guarantees of 8.500% Senior Notes due 2019	—	—	—	—(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”). For purposes of this calculation, the offering price per senior note is assumed to be the stated principal amount of each senior note that may be received by the registrants in the exchange transaction in which the senior notes will be offered.
(2)	Previously paid.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8, may determine.

Schedule A: Additional Registrants

The following direct and indirect subsidiaries of AV Homes, Inc. will guarantee the 8.500% Senior Notes due 2019 and are co-registrants with AV Homes, Inc. under this registration statement.

Name	Jurisdiction of Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Avatar Properties Inc.	Florida	1531	23-1693997
AV Homes of Arizona, LLC	Arizona	1531	26-4815090
AVH Bethpage, LLC	Arizona	1531	38-3922225
AVH Carolinas, LLC	Arizona	1531	46-4214803
AVH EM, LLC	Arizona	1531	23-1693997
JCH Group LLC	Delaware	1531	26-4814751
Royal Oak Homes, LLC	Florida	1531	46-5093450
Vitalia at Tradition, LLC	Florida	1531	27-0960347

Avatar Properties Inc. is a wholly owned, direct subsidiary of AV Homes, Inc. Avatar Properties, Inc. is the sole member of the AVH Carolinas, LLC, JCH Group, LLC, Royal Oak Homes, LLC and Vitalia at Tradition, LLC. AVH Carolinas, LLC is the sole member of AVH Bethpage, LLC. JCH Group, LLC is the sole member of AV Homes of Arizona, LLC and AVH EM, LLC. The name and address of the principal executive office for each of the additional registrants is the same as is set forth for AV Homes, Inc. on the facing page of this registration statement.

EXPLANATORY NOTE

AV Homes, Inc. is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-1 (the “Registration Statement”) as an exhibit-only filing to re-file Exhibit 5.2 previously filed with the Registration Statement. Accordingly, this Amendment consists only of the cover page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and Exhibit 5.2. The prospectus contained in the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Generally, Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), permits a corporation to indemnify certain persons made a party to an action by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. To the extent that person has been successful in any such matter, that person shall be indemnified against expenses actually and reasonably incurred by him. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite the adjudication of liability, that person is fairly and reasonably entitled to indemnity for proper expenses.

Our certificate of incorporation and our bylaws provide for indemnification of our officers and directors to the fullest extent permitted by law.

Section 102(b)(7) of the DGCL enables a Delaware corporation to include a provision in its certificate of incorporation limiting a director’s liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. We have adopted provisions in our certificate of incorporation that provide for such limitation to the fullest extent permitted under Delaware law.

Our directors and officers are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they may not be indemnified by us.

The underwriting agreements that we may enter into may provide for indemnification by any underwriters of us, our directors, our officers who sign this registration statement and our controlling persons for certain liabilities, including liabilities arising under the Securities Act of 1933.

Item 21.	Exhibits and Financial Statement Schedules.

Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement, which information is incorporated herein by reference pursuant to Rule 411 under the Securities Act.

Item 22.	Undertakings.

(A) Each of the undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on April 20, 2015.

AV HOMES, INC.

By:	/s/ Roger A. Cregg
Roger A. Cregg
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on April 20, 2015 by the following persons in the capacities indicated:

/s/ Roger A. Cregg	President and Chief Executive Officer (Principal Executive Officer)
Roger A. Cregg

/s/ Michael S. Burnett	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Michael S. Burnett

PAUL D. BARNETT	)
ROGER W. EINIGER	)
PAUL HACKWELL	)
JOSHUA NASH	)	A majority of the Board of Directors*
JONATHAN M. PERTCHIK	)
MICHAEL F. PROFENIUS	)
AARON RATNER	)
JOEL M. SIMON	)

*	Roger A. Cregg, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by the directors named and filed with the Securities and Exchange Commission on behalf of such directors.

By:	/s/ Roger A. Cregg
Roger A. Cregg
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on April 20, 2015.

AVATAR PROPERTIES INC.

By:	/s/ Roger A. Cregg
Roger A. Cregg
Chairman of the Board

AVH CAROLINAS, LLC
JCH GROUP LLC
ROYAL OAK HOMES, LLC
VITALIA AT TRADITION, LLC

By:	AVATAR PROPERTIES INC.

By:	/s/ Roger A. Cregg
Roger A. Cregg
Chairman of the Board

AVH BETHPAGE, LLC

By:	AVH CAROLINAS, LLC, its sole member

By:	AVATAR PROPERTIES INC., its sole member

By:	/s/ Roger A. Cregg
Roger A. Cregg
Chairman of the Board

AV HOMES OF ARIZONA, LLC
AVH EM, LLC

By:	JCH GROUP LLC, its sole member

By:	AVATAR PROPERTIES INC., its sole member

By:	/s/ Roger A. Cregg
Roger A. Cregg
Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 20, 2015 by the following persons in the capacities indicated for each of Avatar Properties Inc.; AV Homes of Arizona, LLC; AVH Bethpage, LLC; AVH Carolinas, LLC; AVH EM, LLC; JCH Group LLC; Royal Oak Homes, LLC; and Vitalia at Tradition, LLC:

/s/ Roger A. Cregg	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Roger A. Cregg

/s/ Michael S. Burnett	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Michael S. Burnett

/s/ Roger A. Cregg	Director
Roger A. Cregg

/s/ Michael S. Burnett	Director
Michael S. Burnett

/s/ S. Gary Shullaw	Director
S. Gary Shullaw

EXHIBIT INDEX

Exhibit Number	Description	Form of Filing

3.1	Certificate of Incorporation of AV Homes, Inc., as amended and restated May 28, 1998.	Incorporated by reference to Exhibit 3(a) to Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

3.2	Certificate of Amendment of Restated Certificate of Incorporation of AV Homes, Inc., dated May 26, 2000.	Incorporated by reference to Exhibit 3(a) to Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

3.3	Amended and Restated By-laws of AV Homes, Inc., dated March 31, 2014.	Incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed April 1, 2014.

3.4	Restated Articles of Incorporation of Avatar Properties Inc., as amended through December 15, 1980.	Previously filed.

3.5	By-laws of Avatar Properties Inc., as amended July 9, 2007	Previously filed.

3.6	Articles of Organization of AV Homes of Arizona, LLC, as amended through March 21, 2013.	Previously filed.

3.7	Third Amended and Restated Operating Agreement of AV Homes of Arizona, LLC, as adopted February 14, 2011.	Previously filed.

3.8	Articles of Organization of AVH Bethpage, LLC, as amended through January 31, 2014.	Previously filed.

3.9	Operating Agreement of AVH Bethpage, LLC, effective January 9,2014.	Previously filed.

3.10	Articles of Organization of AVH Carolinas, LLC, dated November 22, 2013.	Previously filed.

3.11	Operating Agreement of AVH Carolinas, LLC, effective November 25, 2013.	Previously filed.

3.12	Articles of Organization of AVH EM, LLC, dated April 23, 2012.	Previously filed.

3.13	Operating Agreement of AVH EM, LLC, as adopted April 23, 2012.	Previously filed.

3.14	Certificate of Formation of JCH Group, LLC, as amended through November 24, 2010.	Previously filed.

3.15	Second Amended and Restated Operating Agreement of JCH Group, LLC, effective January 14, 2011.	Previously filed.

Exhibit Number	Description	Form of Filing

3.16	Articles of Organization of Royal Oak Homes, LLC, as amended through March 24, 2014.	Previously filed.

3.17	Operating Agreement of Royal Oak Homes, LLC, effective February 12, 2014.	Previously filed.

3.18	Articles of Organization of Vitalia at Tradition, LLC, as amended through October 10, 2012.	Previously filed.

3.19	Operating Agreement of Vitalia at Tradition, as adopted September 21, 2009.	Previously filed.

4.1	Senior Notes Indenture dated as of June 30, 2014 among AV Homes, Inc., the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as trustee, relating to the 8.500% Senior Notes due 2019.	Previously filed.

4.2	Form of Rule 144A Global Note for the Outstanding Notes (included as part of Exhibit 4.1).

4.3	Form of Regulation S Global Note for the Outstanding Notes (included as part of Exhibit 4.1).

4.4	Form of IAI Global Note for the Outstanding Notes (included as part of Exhibit 4.1).

4.5	Registration Rights Agreement dated as of June 30, 2014 among AV Homes, Inc., the guarantors named therein, and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein.	Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed July 1, 2014.

4.6	Form of Unrestricted Global Note for the Exchange Notes.	Previously filed.

5.1	Opinion of Faegre Baker Daniels LLP.	Previously filed.

5.2	Opinion of Melisa Boross Konderik, Assistant General Counsel of AV Homes, Inc.	Electronic Transmission

12.1	Computations of Ratio of Earnings to Fixed Charges.	Previously filed.

23.1	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1).	Previously filed.

23.2	Consent of Ernst & Young LLP.	Previously filed.

24.1	Powers of Attorney.	Previously filed.

Exhibit Number	Description	Form of Filing

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust, National Association, as Trustee under the Indenture.	Previously filed.

99.1	Form of Letter of Transmittal.	Previously filed.

99.2	Form of Notice of Guaranteed Delivery.	Previously filed.

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.	Previously filed.

99.4	Form of Letter to Clients.	Previously filed.